Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

PLUG POWER ANNOUNCES RESULTS OF ANNUAL MEETING

LATHAM, NY — May 23, 2016 — Plug Power Inc. (NASDAQ: PLUG), a leader in providing energy solutions that change the way the world moves, today announces the results of its 2016 Annual Meeting of Stockholders, which was held on May 18, 2016. The number of shares of common stock entitled to vote at the Annual Meeting was 185,827,339. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 131,621,400 (70.83 percent).

Based on the voting results from the Annual Meeting, consistent with the recommendations of the Board of Directors, stockholders approved all proposals as follows:

•                  The re-election of George C. McNamee, Johannes M. Roth, Xavier Pontone and Gregory L. Kenausis as Class II Directors;

•                  The ratification of KPMG LLP as the Company’s independent auditors for 2016.

Plug Power will file a Form 8-K to report the specific voting results.

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About Plug Power Inc.

The architects of modern hydrogen and fuel cell technology, Plug Power has revolutionized the industry with its simple GenKey solution, elements of which are designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. Plug Power’s GenKey solution couples together all the necessary elements to power, fuel and service a customer. Plug Power is the partner that customers trust to take their businesses into the future. For more information about Plug Power, visit www.plugpower.com.

Media and Investor Relations Contact:

Teal Vivacqua
Plug Power Inc.
Phone: 518.738.0269